ADP Reports Second Quarter Fiscal 2025 Results
•Revenues increased 8% compared to last year's second quarter to $5.0 billion; 8% organic constant currency
•Net earnings increased 10% to $963 million, and adjusted net earnings increased 9% to $963 million
•Adjusted EBIT increased 11% to $1.3 billion, and adjusted EBIT margin increased 60 basis points to 25.2%
•Diluted earnings per share ("EPS") increased 10% to $2.35; adjusted diluted EPS increased 10% to $2.35
•Maintaining fiscal 2025 consolidated outlook for revenue growth of 6% to 7%; adjusted EBIT margin expansion of 30 to 50 basis points, and adjusted diluted EPS growth of 7% to 9%

ROSELAND, N.J. – January 29, 2025 – ADP (Nasdaq: ADP), a leading global technology company providing human capital management (HCM) solutions, today announced its second quarter fiscal 2025 financial results and updated its fiscal 2025 outlook.
Second Quarter Fiscal 2025 Consolidated Results
Compared to last year’s second quarter, revenues increased 8% to $5.0 billion and 8% on an organic constant currency basis. Net earnings increased 10% to $963 million, and adjusted net earnings increased 9% to $963 million. Adjusted EBIT increased 11% to $1.3 billion, representing an adjusted EBIT margin increase of 60 basis points in the quarter to 25.2%. ADP’s effective tax rate for the quarter was 23.6% on both a reported basis and an adjusted basis. Diluted EPS increased 10% to $2.35, and adjusted diluted EPS increased 10% to $2.35.
“Our momentum continued into the second quarter with strong revenue and earnings growth," said Maria Black, President and Chief Executive Officer of ADP. “We achieved a major milestone in November, when our Board of Directors approved an increase to our quarterly dividend, marking the 50th consecutive year in which we raised our dividend. With a healthy HCM demand backdrop and all-time record client satisfaction, we are focused on continuing to deliver for our shareholders in the second half of our fiscal year."
"Our second quarter revenue growth and margin performance exceeded our expectations, as we benefited from solid new business bookings growth and higher client funds interest revenue," said Don McGuire, Chief Financial Officer, ADP. "We look forward to continuing to enhance our profitability as we invest in our business to drive sustainable, long-term growth."

Adjusted EBIT, adjusted EBIT margin, adjusted net earnings, adjusted diluted earnings per share, adjusted effective tax rate and organic constant currency are all non-GAAP financial measures. Please refer to the accompanying financial tables at the end of this release for a discussion of why ADP believes these measures are important and for a reconciliation of non-GAAP financial measures to their closest comparable GAAP financial measures.

Second Quarter Segment Results
Employer Services – Employer Services offers a comprehensive range of global HCM and Human Resources Outsourcing solutions. Compared to last year's second quarter:
•Employer Services revenues increased 8% on a reported basis and 7% on an organic constant currency basis
•U.S. pays per control increased 1%
•Employer Services segment margin increased 90 basis points

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions. Compared to last year's second quarter:
•PEO Services revenues increased 8%
•PEO Services revenues excluding zero-margin benefits pass-throughs increased 6%
•Average worksite employees paid by PEO Services increased 3% to about 746,000
•PEO Services segment margin decreased 140 basis points

Included within the results of our segments above:
Interest on Funds Held for Clients – The safety, liquidity, and diversification of ADP clients’ funds are the foremost objectives of the Company’s investment strategy. Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines, and most of the investment portfolio is rated AAA/AA. Compared to last year's second quarter:
•Interest on funds held for clients increased 21% to $273 million
•Average client funds balances increased 8% to $35.3 billion
•The average interest yield on client funds increased 30 basis points to 3.1%

Fiscal 2025 Outlook
Certain components of ADP’s fiscal 2025 outlook and related growth comparisons exclude the impact of the following items and are discussed on an adjusted basis where applicable. Please refer to the accompanying financial tables for a reconciliation of these adjusted amounts to their closest comparable GAAP measure.
•Fiscal 2024 pre-tax charges of about $5 million related to transformation initiatives
•Fiscal 2024 pre-tax reversal of about $4 million related to a legal matter
•Fiscal 2024 pre-tax charges of about $42 million related to workforce optimization
•Fiscal 2025 expected pre-tax charges of about $5 million related to transformation initiatives
Consolidated Fiscal 2025 Outlook
•Revenue growth of 6% to 7%
•Adjusted EBIT margin expansion of 30 to 50 basis points
•Adjusted effective tax rate of about 23%
•Diluted EPS growth of 8% to 10%
•Adjusted diluted EPS growth of 7% to 9%
Employer Services Segment Fiscal 2025 Outlook
•Employer Services revenue growth of 6% to 7%
•Employer Services margin up 40 to 60 basis points
•Employer Services new business bookings growth of 4% to 7%
•Employer Services client revenue retention decrease of 10 to 30 basis points
•Increase in U.S. pays per control of 1% to 2%
PEO Services Segment Fiscal 2025 Outlook
•PEO Services revenue growth of 5% to 6%
•PEO Services revenue, excluding zero-margin benefits pass-throughs, growth of 4% to 5%
•PEO Services margin down 70 to 90 basis points
•PEO Services average worksite employee count growth of 2% to 3%
Client Funds Extended Investment Strategy Fiscal 2025 Outlook
The interest assumptions in our outlook are based on Fed Funds futures contracts and various forward yield curves as of January 28, 2025. The Fed Funds futures contracts are used in the client short and corporate cash interest income outlook. A combination of various forward yield curves that reflect our investment mix, resulting in a blended rate of 4.5%, was used to forecast new purchase rates across the client and corporate extended and client long portfolios over the remainder of the fiscal year.

•Interest on funds held for clients of $1.140 to $1.160 billion; this is based on anticipated growth in client funds balances of 4% to 5% and an average yield that is anticipated to increase to 3.1%
•Total contribution from the client funds extended investment strategy of $1.025 to $1.045 billion

Fiscal 2025 Outlook

		Fiscal 2024 (unaudited)	October 30, 2024 Fiscal 2025 Outlook (a)	January 29, 2025 Fiscal 2025 Outlook (a)
Total ADP	Revenues	$19,203M	6 to 7%	6 to 7%
	Adj. EBIT Margin	25.5%	30 to 50 bps	30 to 50 bps
	Adj. Effective Tax Rate	23.0%	~23%	~23%
	Adj. Diluted EPS	$9.18	7 to 9%	7 to 9%
Employer Services	Revenues	$12,981M	6 to 7%	6 to 7%
	Margin	35.1%	40 to 60 bps	40 to 60 bps
	ES New Business Bookings	$2.0B	4 to 7%	4 to 7%
	Client Revenue Retention	92.0%	(30) to (10) bps	(30) to (10) bps
	U.S. Pays Per Control	2%	1 to 2%	1 to 2%
PEO Services	Revenues	$6,234M	5 to 6%	5 to 6%
	Revenues Ex Zero-Margin Pass-throughs	$2,258M	4 to 5%	4 to 5%
	Margin	14.8%	(90) to (70) bps	(90) to (70) bps
	Average WSEs	729,000	2 to 3%	2 to 3%
Client Funds Interest	Average Client Funds Balances	$35.4B	3 to 4%	4 to 5%
	Yield on Client Funds Portfolio	2.9%	~3.1%	~3.1%
	Client Funds Interest Revenue	$1,025M	$1,115 to $1,135M	$1,140 to $1,160M
	Net Impact from Client Funds Extended Strategy	$879M	$1,000 to $1,020M	$1,025 to $1,045M
(a) Outlook contemplates the anticipated impact of foreign currency in revenue and operating results.

Investor Webcast Today
As previously announced, ADP will host a conference call for financial analysts today, Wednesday, January 29, 2025 at 8:30 a.m. ET. The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation accompanying the webcast is also available at investors.adp.com/events-and-presentations. ADP news releases, current financial information, SEC filings, and Investor Relations presentations are posted to ADP’s website at investors.adp.com.

About ADP (Nasdaq: ADP)
Designing better ways to work through cutting-edge products, premium services, and exceptional experiences that enable people to reach their full potential. HR, Talent, Time Management, Benefits, and Payroll. Informed by data and designed for people. Learn more at ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$3,114.8	$2,898.6	$6,122.0	$5,741.4
Interest on funds held for clients	272.8	225.3	526.1	427.1
PEO revenues (A) (B) (C)	1,660.8	1,544.1	3,233.0	3,011.8
Total revenues	5,048.4	4,668.0	9,881.1	9,180.3

Expenses:
Costs of revenues:
Operating expenses (B) (C)	2,376.1	2,213.3	4,661.9	4,370.9
Research and development	239.5	228.7	472.1	465.1
Depreciation and amortization	126.9	119.6	242.2	240.9
Total costs of revenues	2,742.5	2,561.6	5,376.2	5,076.9

Selling, general, and administrative expenses	1,006.1	922.5	1,932.8	1,802.8
Interest expense	129.6	104.9	267.4	196.5
Total expenses	3,878.2	3,589.0	7,576.4	7,076.2

Other (income)/expense, net	(91.1)	(64.8)	(192.8)	(132.5)

Earnings before income taxes	1,261.3	1,143.8	2,497.5	2,236.6

Provision for income taxes	298.1	265.4	578.0	498.8

Net earnings	$963.2	$878.4	$1,919.5	$1,737.8

Basic earnings per share	$2.36	$2.14	$4.71	$4.22

Diluted earnings per share	$2.35	$2.13	$4.69	$4.20

Components of Other (income)/expense, net:
Interest income on corporate funds	$(83.9)	$(56.9)	$(175.5)	$(103.4)
Realized losses on available-for-sale securities, net	0.6	2.0	0.8	4.0
Gain on sale of assets	—	(1.4)	(2.4)	(16.0)
Non-service components of pension income, net	(7.8)	(8.5)	(15.7)	(17.1)
Other (income)/expense, net	$(91.1)	$(64.8)	$(192.8)	$(132.5)

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $19,420.8 million and $18,379.2 million for the three months ended December 31, 2024 and 2023, respectively, and $36,614.4 million and $34,373.8 million for the six months ended December 31, 2024 and 2023, respectively.

(B) PEO revenues and operating expenses include zero-margin benefits pass-through costs of $1,055.2 million and $970.7 million for the three months ended December 31, 2024 and 2023, respectively, and $2,104.4 million and $1,947.5 million for the six months ended December 31, 2024 and 2023, respectively.

(C) PEO revenues and operating expenses include costs related to workers' compensation coverage and state unemployment taxes for worksite employees of $156.1 million and $137.8 million for the three months ended December 31, 2024 and 2023, respectively, and $280.4 million and $250.1 million for the six months ended December 31, 2024 and 2023, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions, except per share amounts)
(Unaudited)
	December 31,	June 30,
	2024	2024
Assets
Current assets:
Cash and cash equivalents	$2,216.4	$2,913.4
Accounts receivable, net of allowance for doubtful accounts of $50.3 and $52.2, respectively	3,503.5	3,428.2
Other current assets	1,126.8	1,204.8
Total current assets before funds held for clients	6,846.7	7,546.4
Funds held for clients	47,407.7	37,996.1
Total current assets	54,254.4	45,542.5
Long-term receivables, net of allowance for doubtful accounts of $0.2 and $0.1, respectively	5.9	7.3
Property, plant and equipment, net	682.2	685.6
Operating lease right-of-use asset	342.9	370.6
Deferred contract costs	2,936.4	2,965.0
Other assets	951.9	1,102.1
Goodwill	3,183.9	2,353.6
Intangible assets, net	1,739.1	1,336.0
Total assets	$64,096.7	$54,362.7

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$186.4	$100.6
Accrued expenses and other current liabilities	3,088.7	3,349.0
Accrued payroll and payroll-related expenses	682.6	958.7
Dividends payable	621.6	566.4
Short-term deferred revenues	236.7	199.8
Obligations under reverse repurchase agreements (A)	—	385.4
Short-term debt	1,000.5	1.1
Income taxes payable	4.4	15.1
Total current liabilities before client funds obligations	5,820.9	5,576.1
Client funds obligations	48,482.2	39,503.9
Total current liabilities	54,303.1	45,080.0
Long-term debt	2,982.0	2,991.3
Operating lease liabilities	300.3	328.6
Other liabilities	999.3	990.8
Deferred income taxes	90.8	64.3
Long-term deferred revenues	343.1	360.1
Total liabilities	59,018.6	49,815.1

Stockholders' equity:
Preferred stock, $1.00 par value: authorized, 0.3 shares; issued, none	—	—
Common stock, $0.10 par value: authorized, 1,000.0 shares; issued, 638.7 shares at December 31, 2024 and June 30, 2024; outstanding, 406.9 and 408.1 shares at December 31, 2024 and June 30, 2024, respectively	63.9	63.9
Capital in excess of par value	2,619.6	2,406.9
Retained earnings	24,335.6	23,622.2
Treasury stock - at cost: 231.8 and 230.6 shares at December 31, 2024 and June 30, 2024, respectively	(20,412.3)	(19,737.1)
Accumulated other comprehensive (loss)/ income	(1,528.7)	(1,808.3)
Total stockholders’ equity	5,078.1	4,547.6
Total liabilities and stockholders’ equity	$64,096.7	$54,362.7

(A) As of June 30, 2024, $384.0 million of short-term marketable securities and $1.4 million of cash and cash equivalents have been pledged as collateral under the Company's reverse repurchase agreements.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Six Months Ended
	December 31,
	2024	2023
Cash Flows from Operating Activities:
Net earnings	$1,919.5	$1,737.8
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	289.7	281.6
Amortization of deferred contract costs	565.9	526.7
Deferred income taxes	32.5	22.5
Stock-based compensation expense	139.7	132.4
Bad debt expense	23.1	24.5
Net pension income	(9.8)	(11.6)
Net accretion of discounts and amortization of premiums on available-for-sale securities	(31.5)	(17.4)
Other	4.7	(7.6)
Changes in operating assets and liabilities:
Increase in accounts receivable	(94.7)	(382.3)
Increase in deferred contract costs	(565.3)	(538.0)
Increase in other assets	(271.0)	(313.6)
Increase/(Decrease) in accounts payable	82.4	(19.0)
Decrease in accrued expenses and other liabilities	(110.5)	(77.1)
Net cash flows provided by operating activities	1,974.7	1,358.9

Cash Flows from Investing Activities:
Purchases of corporate and client funds marketable securities	(3,990.7)	(1,305.5)
Proceeds from the sales and maturities of corporate and client funds marketable securities	2,524.1	1,503.2
Capital expenditures	(98.2)	(94.1)
Additions to intangibles	(175.7)	(165.7)
Acquisitions of businesses, net of cash acquired	(1,160.6)	(33.6)
Proceeds from sale of property, plant, and equipment and other assets	3.3	26.4
Other	(4.5)	(8.5)
Net cash flows used in investing activities	(2,902.3)	(77.8)

Cash Flows from Financing Activities:
Net increase in client funds obligations	9,090.4	5,421.9
Net cash distributed from the Internal Revenue Service	(487.6)	—
Payments of debt	(0.6)	(0.5)
Proceeds from the issuance of debt	988.9	—
Settlement of cash flow hedges	(12.5)	—
Repurchases of common stock	(644.9)	(504.7)
Net proceeds from stock purchase plan and stock-based compensation plans	38.6	(17.5)
Dividends paid	(1,145.1)	(1,032.1)
Net proceeds related to reverse repurchase agreements	(344.7)	(51.0)
Net cash flows provided by financing activities	7,482.5	3,816.1

Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(36.7)	10.6

Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	6,518.2	5,107.8

Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	10,086.0	8,771.5
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$16,604.2	$13,879.3

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	2,216.4	1,641.3
Restricted cash and restricted cash equivalents included in funds held for clients	14,387.8	12,238.0
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$16,604.2	$13,879.3

Supplemental disclosures of cash flow information:
Cash paid for interest	$249.5	$192.8
Cash paid for income taxes, net of income tax refunds	$583.5	$590.4

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended			Six Months Ended
	December 31,			December 31,
	2024	2023	% Change	2024	2023	% Change
Segment revenues
Employer Services	$3,388.5	$3,125.2	8%	$6,649.5	$6,171.6	8%
PEO Services	1,663.3	1,546.1	8%	3,237.8	3,015.7	7%
Other	(3.4)	(3.3)	n/m	(6.2)	(7.0)	n/m
Total revenues	$5,048.4	$4,668.0	8%	$9,881.1	$9,180.3	8%

Segment earnings
Employer Services	$1,183.0	$1,061.9	11%	$2,347.3	$2,070.4	13%
PEO Services	251.7	255.0	(1)%	477.3	477.9	—%
Other	(173.4)	(173.1)	n/m	(327.1)	(311.7)	n/m
Total pretax earnings	$1,261.3	$1,143.8	10%	$2,497.5	$2,236.6	12%

Segment margin
Employer Services	34.9%	34.0%	0.9%	35.3%	33.5%	1.8%
PEO Services	15.1%	16.5%	(1.4)%	14.7%	15.8%	(1.1)%
Other	n/m	n/m	n/m	n/m	n/m	n/m
Total pretax margin	25.0%	24.5%	0.5%	25.3%	24.4%	0.9%

	Three Months Ended			Six Months Ended
	December 31,			December 31,
Earnings per share information	2024	2023	% Change	2024	2023	% Change
Net earnings	$963.2	$878.4	10%	$1,919.5	$1,737.8	10%

Basic weighted average shares outstanding	407.6	411.1	(1)%	407.7	411.4	(1)%
Basic earnings per share	$2.36	$2.14	10%	$4.71	$4.22	12%

Diluted weighted average shares outstanding	409.0	412.5	(1)%	409.3	414.0	(1)%
Diluted earnings per share	$2.35	$2.13	10%	$4.69	$4.20	12%

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Key Statistics:
Employer Services:
Change in pays per control - U.S. (A)	1%	2%	2%	2%

PEO Services:
Paid PEO worksite employees at end of period	751,000	728,000	751,000	728,000
Average paid PEO worksite employees during the period	746,000	725,000	741,000	721,000
Significant PEO expenses included within Operating expenses
Zero-margin benefits pass-through costs	$1,055.2	$970.7	$2,104.4	$1,947.5
Workers' compensation and state unemployment taxes	$156.1	$137.8	$280.4	$250.1

(A) Pays per control represents the number of employees on ADP clients' payrolls in the United States when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except where otherwise stated)
(Unaudited)
Client Funds Strategy - Supplemental Information

	Three Months Ended
	December 31,
	2024	2023	% Change
Average investment balances at cost (in billions)
Funds held for clients	$35.3	$32.6	8%
Corporate extended (A)	$8.2	$6.3	30%
Short-term financing to support Client Funds Strategy (A)	$8.2	$6.3	30%

Average interest rates earned or paid (exclusive of realized gains or losses)
Funds held for clients	3.1%	2.8%
Corporate extended (A)	3.2%	2.5%
Short-term financing to support Client Funds Strategy (A)	4.8%	5.4%

Interest income (expense)
Funds held for clients	$272.8	$225.3	21%
Corporate extended (B)	65.0	39.7	64%
Short-term financing to support Client Funds Strategy (B)	(100.0)	(87.1)	15%
Net Impact from Client Funds Strategy	$237.8	$177.9	34%

Funds Held for Clients - Supplemental Information

	Three Months Ended
	December 31,
	2024	2023
Average balance - Client short	$7.1	$6.0
Average balance - Client extended	14.6	14.6
Average balance - Client long	13.6	12.0
Average balance - Funds held for clients (in billions)	$35.3	$32.6

Average interest rate - Client short	4.6%	5.3%
Average interest rate - Client extended	2.6%	2.0%
Average interest rate - Client long	3.1%	2.6%
Average interest rate - Funds held for clients	3.1%	2.8%

Interest Income and Expense - Non-GAAP Reconciliation

	Three Months Ended
	December 31,
	2024	2023
Corporate extended interest income (B)	$65.0	$39.7
All other interest income	18.9	17.2
Total interest income on corporate funds (component of Other (income)/expense, net)	$83.9	$56.9

Short-term financing to support Client Funds Strategy (B)	$100.0	$87.1
All other interest expense	29.6	17.8
Total interest expense	$129.6	$104.9

(A) We utilize a strategy by which we extend the maturities of our investment portfolio for funds held for clients and employ short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations. As part of our client funds investment strategy, we use daily collection of funds from our clients to satisfy other unrelated client funds obligations, rather than liquidating previously-collected client funds that have already been invested in available-for-sale securities.

(B) While “Corporate extended interest income” and “Short-term financing to support Client Funds Strategy,” related to our client funds investment strategy, are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments, and short-term borrowings.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

In addition to our GAAP results, we use the adjusted results and other non-GAAP metrics set forth in the table below to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods:

Adjusted Financial Measures	U.S. GAAP Measures
Adjusted EBIT	Net earnings
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings	Net earnings
Adjusted diluted earnings per share	Diluted earnings per share
Adjusted effective tax rate	Effective tax rate
Organic constant currency	Revenues
Corporate extended interest income (see prior page)	Interest income
Short-term financing to Support Client Funds Extended Strategy (see prior page)	Interest expense

We believe that the exclusion of the identified items below helps us reflect the fundamentals of our underlying business model and analyze results against our expectations and against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. The nature of these exclusions is for specific items that are not fundamental to our underlying business operations. Since these adjusted financial measures and other non-GAAP metrics are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, as a substitute for, or superior to their corresponding U.S. GAAP measures, and they may not be comparable to similarly titled measures at other companies.

	Three Months Ended			Six Months Ended
	December 31,		% Change	December 31,		% Change
	2024	2023	As Reported	2024	2023	As Reported
Net earnings	$963.2	$878.4	10%	$1,919.5	$1,737.8	10%
Adjustments:
Provision for income taxes	298.1	265.4		578.0	498.8
All other interest expense (a)	29.6	17.8		50.1	35.8
All other interest income (a)	(18.9)	(17.2)		(42.8)	(35.4)
Transformation initiatives	—	2.7		—	3.4
Legal settlements (b)	—	—		(0.3)	—
Adjusted EBIT	$1,272.0	$1,147.1	11%	$2,504.5	$2,240.4	12%
Adjusted EBIT Margin	25.2%	24.6%		25.3%	24.4%

Provision for income taxes	$298.1	$265.4	12%	$578.0	$498.8	16%
Adjustments:
Transformation initiatives (c)	—	0.6		—	0.8
Legal settlements (c)	—	—		(0.1)	—
Adjusted provision for income taxes	$298.1	$266.0	12%	$577.9	$499.6	16%
Adjusted effective tax rate (d)	23.6%	23.2%		23.1%	22.3%

Net earnings	$963.2	$878.4	10%	$1,919.5	$1,737.8	10%
Adjustments:
Transformation initiatives	—	2.7		—	3.4
Income tax (benefit)/provision for transformation initiatives (c)	—	(0.6)		—	(0.8)
Legal settlements (b)	—	—		(0.3)	—
Income tax (benefit)/provision for legal settlements (c)	—	—		0.1	—
Adjusted net earnings	$963.2	$880.5	9%	$1,919.3	$1,740.4	10%

Diluted EPS	$2.35	$2.13	10%	$4.69	$4.20	12%
Adjustments:
Transformation initiatives (c)	—	0.01		—	0.01
Legal settlements (b) (c)	—	—		—	—
Adjusted diluted EPS	$2.35	$2.13	10%	$4.69	$4.20	12%

(a) In Adjusted EBIT, we include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that are not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

(b) Represents a reserve reversal of a legal matter from fiscal 2023 previously recorded as an adjustment to EBIT.

(c) The income tax (benefit)/provision was calculated based on the annualized marginal rate in effect during the quarter of the adjustment.

(d) The Adjusted effective tax rate is calculated as our Adjusted provision for income taxes divided by the sum of our Adjusted net earnings plus our Adjusted provision for income taxes.

The following table reconciles our reported growth rates to the non-GAAP measure of organic revenue, which excludes the impact of acquisitions, the impact of dispositions, and the impact of foreign currency. The impact of acquisitions and dispositions is calculated by excluding the current year revenues of acquisitions until the one year anniversary of the transaction and by excluding the prior year revenues of divestitures for the one year period preceding the transaction. The impact of foreign currency is determined by calculating the current year result using foreign exchange rates consistent with the prior year. The PEO segment is not impacted by acquisitions, dispositions or foreign currency.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
Revenue growth consolidated:	2024	2023	2024	2023

Employer Services	8%	8%	8%	9%
PEO Services	8%	3%	7%	3%
Consolidated revenue growth as reported	8%	6%	8%	7%
Adjustments:
Impact of acquisitions	(1)%	—%	—%	—%
Impact of foreign currency	—%	—%	—%	(1)%
Consolidated revenue growth, organic constant currency	8%	6%	7%	6%

Segment:

Employer Services revenue growth as reported	8%	8%	8%	9%
Adjustments:
Impact of acquisitions	(1)%	—%	(1)%	—%
Impact of foreign currency	—%	(1)%	—%	(1)%
Employer Services revenue growth, organic constant currency	7%	7%	7%	8%
Note: Numbers may not foot due to rounding.

Automatic Data Processing, Inc. and Subsidiaries
Fiscal 2024 to Fiscal 2025 Non-GAAP Guidance Reconciliation
(in millions, except per share amounts)
(Unaudited)
			Fiscal 2025
	Fiscal 2024		Outlook
Earnings before income taxes / margin (GAAP)	$4,872.3	25.4%	20 to 40 bps
All other interest expense (a)	71.4	40 bps	20 bps
All other interest income (a)	(97.0)	(50) bps	10 bps
Transformation initiatives (b) - FY24	5.4	-	-
Transformation initiatives - FY25	-	-	-
Legal settlements - FY24	(4.0)	-	-
Workforce optimization - FY24	42.0	20 bps	(20) bps
Adjusted EBIT margin (Non-GAAP)	$4,890.1	25.5%	30 to 50 bps

Effective tax rate (GAAP)		23.0%	23.0%
Transformation initiatives (b) - FY24		-	-
Transformation initiatives - FY25		-	-
Legal settlements - FY24		-	-
Workforce optimization - FY24		-	-
Adjusted effective tax rate (Non-GAAP)		23.0%	23.0%

Diluted earnings per share (GAAP)		$9.10	8% to 10%
Transformation initiatives (b) - FY24		0.01	-
Transformation initiatives - FY25		-	-
Legal settlements - FY24		(0.01)	-
Workforce optimization - FY24		0.08	(1)%
Adjusted diluted earnings per share (Non-GAAP)		$9.18	7% to 9%

(a) In Adjusted EBIT, we include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. These adjustments in the table above represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”
(b) In fiscal 2024, transformation initiatives include consulting costs relating to our company-wide transformation initiatives.

Safe Harbor Statement
This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "outlook," “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could,” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining and retaining clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; our ability to respond successfully to changes in technology, including artificial intelligence; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends and inflation; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; availability of skilled associates; the impact of new acquisitions and divestitures; the adequacy, effectiveness and success of our business transformation initiatives; the impact of any uncertainties related to major natural disasters or catastrophic events; and supply-chain disruptions. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

ADP, the ADP logo, and Always Designing for People are trademarks of ADP, Inc.

Copyright © 2025 ADP, Inc. All rights reserved.

ADP - Investor Relations

Investor Relations Contacts:
Matthew Keating, CFA
973.974.3037
Matthew.Keating@adp.com

Rebecca Koar
203.882.7313
Rebecca.Koar@adp.com

ADP - Media

Media Contact:
Allyce Hackmann
201.400.4583
Allyce.Hackmann@adp.com